                                                                   Exhibit 10.23

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


THIS AGREEMENT is made and entered into this 31st day of January, 1997 by and between KORN/FERRY INTERNATIONAL (the "BORROWER") and 1ST BUSINESS BANK, a California banking corporation (the "BANK").


                                   ARTICLE I

                         AMOUNT AND TERMS OF THE LOAN


     Section 1.01. THE REVOLVING LOAN. From the date the Borrower has satisfied
                   ------------------
all conditions precedent as set forth in Article II hereof, to and until November 30, 1997 (the "CONVERSIOn DATE"), Bank will lend to Borrower an amount up to but not in excess of Five Million Dollars ($5,000,000) outstanding in the aggregate at any one time (the "REVOLVING LOAN") in one or more advances (each an "Advance"). Within the limits of time and amount and subject to the other provisions hereof, Borrower may borrow, repay and reborrow all or part of the Revolving Loan in multiple integrals of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00), at any time up until the Conversion Date, at which time the unpaid principal balance of the Revolving Loan will be converted to a term loan (the "TERM LOAN") in accordance with, and subject to the conditions set forth in, Section 1.02 hereof. The Revolving Loan shall be evidenced by two promissory notes (the "REVOLVING NOTES") which shall be in substantially the form of Exhibit A. Each Advance, the principal amount thereof, the interest rate applicable thereto and the unpaid principal balance owing on the Revolving Notes at any time may be evidenced by endorsement on the Notes or by Bank's internal records, including daily computer print-outs, and such entries shall be prima facie evidence of the amount of the Revolving Loan outstanding and the terms thereof, but the failure of the Bank to make any such notation shall not release Borrower from the obligation to repay amounts borrowed hereunder.

     Section 1.02. THE TERM LOAN. The principal balance of the Revolving Loan
                   -------------
outstanding on the Conversion Date shall be converted to the Term Loan on the Conversion Date, except that Bank shall not be obligated to make such conversion unless Borrower, as of the Conversion Date, shall be in compliance with all of the provisions of this Agreement and any other agreement by and between Borrower and Bank. The Term Loan shall be evidenced by two promissory notes, (the "TERM NOTES"), which shall be substantially in the form of Exhibit B. The Revolving Loan and Term Loan are collectively referred to herein as the "LOANS", and the Revolving Notes and Term Notes are collectively referred to here as the "NOTES".

     Section 1.03. PROCEDURE FOR ADVANCES. The Borrower shall request Revolving
                   ----------------------
Loan advances by submitting to Bank an Authorization for Disbursement in the form of Exhibit E (i) on or before 2:00 p.m. on the date of any proposed Advance bearing interest under the Reference Rate Option; or (ii) two London Business Days prior to the date of any proposed Advance bearing Interest at the LIBOR-Rate Option. The Authorization for Disbursement shall specify (i) the amount of the proposed Advance, (ii) the interest rate option and interest period applicable thereto, and (iii) instructions for disbursement of the funds. The Authorization for Disbursement shall be executed by an officer of the Borrower and Bank shall be entitled to rely upon such Authorization for Disbursement without inquiry.

     Section 1.04. INTEREST - REVOLVING LOAN AND TERM LOAN. The unpaid principal
                   ---------------------------------------
balance of the Loans shall bear interest at either: 1) a rate per annum equal to one half percent (1/2%) below the Bank's Reference Rate (which shall be equal to the rate announced by the Bank from time to time as its Reference Rate) and shall vary concurrently with any change in such Reference Rate (the "Reference Rate Option"): or 2) A fixed per annum rate of interest equal to the LIBOR-Rate plus one and one half percent (1 1/2%) (the LIBOR-Rate Option). LIBOR-Rate Advances must be in minimum amounts of five hundred thousand dollars ($500,000) and integral multiples thereof. LIBOR-Rate Advances can be made for periods of one, three and six months as selected by the Borrower (each an "Interest Period"). No LIBOR-Rate Advance on the Revolving Line will be made which would mature after the Conversion Date. No LIBOR-Rate Advance on the Term Loan will be made which would mature after the Maturity Date. The first day of the Interest Period must be a Business Day. The last day of the Interest Period and the actual number of days during the Interest Period will be determined by the Bank using the practices of the London inter-bank market. The Bank will have no obligation to accept an election for a LIBOR-Rate Advance if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for the periods equal to the Interest Period, of a LIBOR-Rate Advance are not available in the London inter-bank market; or

     (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR-Rate
Advance: or (iii) Borrower shall have a one time option at the Conversion Date, to fix the rate of interest for the Term Loan. Said fixed rate shall be equal to the U.S. Treasury Note Yield (as quoted in the Wall Street Journal), for U.S. Treasury Notes with a maturity equivalent to the Maturity Date of the

Term Loan, plus 1.75%. Such fixed rate Advance will be subject to a prepayment premium equal to the amount of interest which would have accrued had the Advance been outstanding for the full maturity.

     Section 1.05. MANDATORY PAYMENTS. Borrower shall pay interest only on all
                   ------------------
outstanding Advances under the Revolving Notes calculated on the outstanding principal balance thereunder, payable on the last Business Day of each fiscal quarter, commencing April 30, 1997 and ending on (and including) the Conversion Date. The Term Notes shall provide for equal quarterly installments of principal each together with accrued interest, payable on the last Business Day of each fiscal quarter commencing on the last Business Day of the first fiscal quarter following the Conversion Date, and continuing until November 30, 2002 (the "Maturity Date") at which time all unpaid principal and accrued interest shall be due and payable.

     Section 1.06. DELIVERY OF NOTES. The Borrower shall deliver the Notes to
                   -----------------
the Bank pursuant to Article II.

     Section 1.07. OPTIONAL PREPAYMENTS. The Borrower may at any time prepay the
                   --------------------
Notes in whole or ratably in part, provided that each partial prepayment shall be in the principal amount not less than One Hundred Thousand Dollars ($100,000) and shall be applied first to any interest then due, and then, to principal which, in the case of prepayment to the Term Notes, shall be applied to the installment of principal in the inverse order of their maturities.

     Section 1.08. PAYMENTS AND COMPUTATIONS. All payments hereunder by the
                   -------------------------
Borrower shall be made without deduction or offset in lawful money of the United States of America to the Bank at its Lending Office in immediately available funds. The Borrower hereby authorizes the

Bank, if and to the extent payment owed to the Bank is not promptly made pursuant to the Notes or this Section 1.05, to charge against the Borrower's account with the Bank an amount equal to the interest and fees from time to time due to the Bank hereunder and under the Notes. All computations of interest hereunder shall be made by the Bank on the basis of a 360-day year and the actual number of days (including the first day but excluding the last day) elapsed.

     Section 1.09. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made
                   ----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

     Section 1.10. USE OF PROCEEDS. The proceeds of the Loan shall be used only
                   ---------------
for general corporate purposes of Borrower and its Subsidiaries.

     Section 1.11. OPTIONAL SECURITY. The obligations hereunder and under the
                   -----------------
Notes are unsecured; provided, however, that in the event an Event of Default (as defined in Article V below), or any condition or event which with the giving of notice or lapse of time, or both, would become such an Event of Default shall have occurred and be continuing, the Bank may, at its option, elect to secure such obligations and upon receipt by the Borrower of written notice of such election, Borrower will execute and deliver to the Bank such security agreements, financing statements and deeds of trust, and such other documents, instruments, notices and agreements as the Bank in its reasonable judgment deems necessary or desirable to obtain a perfected security interest in and lien upon such assets of Borrower (and/or of its Subsidiaries) to fully and adequately secure the repayment of the Loan, together with all interest thereon, and all other obligations of Borrower hereunder.


     Section 1.12. FEES. The Borrower shall pay to the Bank a Commitment fee in
                   ----
the amount of three eighths percent (3/8%) per annum of the unused portion of the Commitment The Commitment fee shall be paid in arrears on a quarterly basis.

     Section 1.13. INTEREST AFTER MATURITY. Any Advance which is not paid as and
                   -----------------------
when due hereunder shall bear interest from and after the Maturity Date to the date paid at a rate which is 2% above the Reference Rate.

     Section 1.14. INDEMNITY. The Borrower shall indemnify the Bank from and
                   ---------
against any loss or expense (including loss of margin) incurred as a consequence of any payment or prepayment of any LIBOR-Rate Advance on any date other than the last day of the Interest Period applicable thereunto whether or not such payment or pre-payment is mandatory. Amounts payable by Borrower pursuant to this Section 1.14 shall be payable on demand.



                                  ARTICLE II

                             CONDITIONS OF LENDING



      SECTION 2.01. CONDITIONS PRECEDENT TO THE LOAN. The obligation of the Bank
                    --------------------------------
to make any Advance on the Revolving Loan is subject to the conditions precedent that the Bank shall have received on or before the day of the initial Advance the following, each dated the date of the initial Advance, in form and substance satisfactory to the Bank;

     (a) Duly executed Notes, payable to the order of the Bank (or to the order of the Bank and such assignee as the Bank may designate with the agreement of the Borrower).

     (b) A copy of the Articles of Incorporation of the Borrower, certified by the California Secretary of State.

     (c)  A copy of the By-Laws of the Borrower, certified by its secretary.

     (d) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Agreement and the Notes and within ninety days of the execution of this Agreement, certified copies of the resolutions of the Boards of Directors of the Subsidiaries which are corporations authorizing the Guarantees.

     (e) An Opinion of O'Melveny & Myers, LLP, counsel to the Borrower, as to such matters as required by the Bank.

     Section 2.02. ADDITIONAL CONDITIONS PRECEDENT. The obligation of the Bank
                   -------------------------------
to make the initial and any subsequent Advance shall be subject to the further conditions precedent that the Bank shall have received the following on or prior to the day of the requested Advance, and that the statements therein shall be true and correct as of such date:

     (a) A certificate of the Borrower's Chief Financial Officer to the effect that:

          (i) The representations and warranties contained in Section 1.09 and
3.01 are true and correct on and as of the date of the disbursement as though made on and as of such date;

          (ii) No event has occurred and is continuing, and no event would result from the making of the Advance which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (iii) The proceeds of the Advance will be applied in a manner consistent with the provisions of Sections 1.09 and 3.01(h); and

          (iv) The making of such Advance will not contravene any law, regulation or order applicable to the Borrower.

     (b) Such other approvals, opinions or documents as the Bank may reasonably request.



                                  ARTICLE III

                         REPRESENTATIONS ND WARRANTIES

     Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower
                   ----------------------------------------------
represents and warrants as follows:

     (a)  SUBSIDIARIES. A complete list of the Borrower's Subsidiaries is
          ------------
attached as Exhibit C, which Exhibit also shows the jurisdiction of incorporation or organization of each Subsidiary, and Borrower's percentage ownership of or interest in each Subsidiary, including directors' qualifying shares. The Borrower has unrestricted rights to vote the shares or interests of all Subsidiaries and (except as restricted by applicable law) to receive dividends or distributions thereon. The outstanding shares of all Subsidiaries which are corporations are validly issued, fully paid and non-assessable.

     (b)  INCORPORATION ETC. The Borrower and its Subsidiaries are duly
          -----------------
organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation or organization, and are qualified to do business in all jurisdictions where the nature of their business or activities requires such qualification, except where such qualification has not had or will not have a material adverse effect on the Borrower.

     (c)  AUTHORIZATION. The execution, delivery and performance by the Borrower
          -------------
of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no governmental approval, and do not contravene law or any contractual restriction binding on or affecting the Borrower.

     (d)  APPROVALS. No authorization or approval or other action by, and no
          ---------
notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

     (e)  BINDING OBLIGATIONS. This Agreement is, and the Notes when delivered
          -------------------
hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or the application of equitable principles.

     (f)  FINANCIAL STATEMENTS. The consolidated balance sheet of the Borrower
          --------------------
and its Subsidiaries as of April 30, 1996, and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to Bank, fairly present the financial condition of the Borrower and its Subsidiaries as of such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since that time, except as disclosed in writing to Bank prior to the date of this Agreement, there has been no material adverse change in such condition or operations.

     (g) LITIGATION. There are no pending or, to the Borrower's knowledge,
         ----------
threatened actions or proceedings affecting the Borrower or any of its Subsidiaries before any court or governmental agency, which in management's opinion may materially adversely affect the financial condition or operations of the Borrower.

     (h) USE OF PROCEEDS. Borrower is not engaged principally in, nor does it
         ---------------
have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock or used for any purpose which violates Regulation U or Regulation X or any other provision of law or the apposite regulations.

     (i) ERISA. With respect to Borrower's or any Subsidiary's employee benefit
         -----
plans, except as disclosed to Bank in writing, (a) Borrower and all Subsidiaries are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "CODE"); (B) no "reportable event" within the meaning of Section 4043 of ERISA ("REPORTABLE EVENT") has occurred that has not been timely reported or that, whether or not reported, would authorize the involuntary termination of one of such plans; (c) there are no "accumulated funding deficiencies" within the meaning of Section 412(a) of the Code exceeding $250,000 in the aggregate and no waiver of the minimum funding standards of Code Section 412 has been requested or granted by the Internal Revenue Service.



                                  ARTICLE IV

                           COVENANTS OF THE BORROWER

     Section 4.01. AFFIRMATIVE COVENANTS. So long as the Notes shall remain
                   ---------------------
unpaid or the Bank shall have any Commitment hereunder, the Borrower will, unless the Bank shall otherwise agree in writing:

     (a)  COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries
          -------------------------
to comply, in all material respects with all applicable laws, rules, regulations and orders (the failure to comply with which would have a material adverse effect upon the Borrower), such compliance to include, without limitation, the payment of, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     (b)  INSURANCE. Maintain and cause each of its Subsidiaries to maintain
          ---------
insurance to such extent and covering such risks as is usual for companies engaged in the same or similar businesses and on request will advise the Bank of all insurance so carried.

     (c)  REPORTING REQUIREMENTS. Furnish to the Bank:
          ----------------------

          (i) as soon as available and in any event within seventy-five (75) days after the end of each quarter of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the Chief Financial Officer or President of the Borrower, subject to year end audit adjustments;

          (ii)  As soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year projected consolidated statements of income and retained earnings for the succeeding year in an acceptable form to the Bank.

          (iii) As soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Borrower, a copy of the annual consolidated audit report for such year for the Borrower and its Subsidiaries, containing financial statements for such year, certified in a manner acceptable to the Bank by Arthur Andersen & Co., or other independent certified public accountants acceptable to the Bank;

          (iv) Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any employee benefit plan maintained by the Borrower disclosing: (a) any Reportable Event; (b) any "prohibited transaction" within the meaning of Section 4975 of the Code; or (c) the voluntary or involuntary termination of any such plan that is subject to Title IV of ERISA;

          (v) no later than seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower in the case of Sections 4.02(a)-(d) and (f)-(m), and one hundred and twenty (120) days after the end of each fiscal year of the Borrower in the case of Sections 4.02(a)-(m), a statement in form and substance satisfactory to Bank evidencing compliance with the appropriate requirements of Section 4.02, certified by the Chief Financial Officer or President of Borrower; and

          (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request.

     (d)  INSPECTION OF BOOKS AND RECORDS. Allow the Bank and its agents to
          -------------------------------
inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

     (e)  NOTICE OF EVENTS. Give the Bank, promptly upon the Borrower's
          ----------------
obtaining such knowledge, written notice of any condition or event which has resulted or would with the giving of notice, lapse of time or both, result in:

          (i) a material adverse change in the Borrower's consolidated financial condition or operations, or

          (ii) a breach of or noncompliance with any material term, representation, warranty, condition or covenant contained herein or in any document delivered pursuant hereto, or

          (iii) a breach of or noncompliance with any material term, representation, warranty, condition or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which they or their property may be bound.

     (f)  NOTICE OF DISPUTES. Give the Bank, promptly upon the Borrower's
          ------------------
obtaining such knowledge, written notice of any legal, judicial or regulatory proceedings affecting the Borrower or any of its Subsidiaries in which the amount involved is material and not covered by insurance and which, if adversely determined, would have a material adverse effect upon the Borrower.

     (g)  FORMATION OF SUBSIDIARIES. Advise the Bank promptly of the formation,
          -------------------------
restructuring, sale, transfer or liquidation of any Subsidiary and update Exhibit C to this Agreement accordingly.

     (h)  GUARANTEES. Within ninety (90) days of the date hereof, deliver to the
          ----------
Bank guarantees of the Borrower's obligations hereunder by all Subsidiaries of the Borrower listed in Exhibit C hereto, all in form and substance satisfactory to the Bank.

     Section 4.02. NEGATIVE COVENANTS. So long as the Notes shall remain unpaid
                   ------------------
or the Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Bank:

     (a)  DEBT. Create or suffer to exist, or permit any of its Subsidiaries to
          ----
create or suffer to exist, any Debt, including Debt secured by the cash surrender value of any life insurance policy owned by the Borrower, whether or not such debt is recognized on the Borrower's financial statements as prepared in accordance with generally accepted accounting principles; other than:

          (i)    Debt described on Exhibit D hereto;

          (ii)   the Loan contemplated hereby;

          (iii) purchase money obligations which are secured by security interests in the equipment or fixtures so acquired, and capital leases entered into for the use and acquisition of equipment, in the ordinary course of business, and guarantees of any such Debt; provided that such security interests shall not extend to other assets of the Borrower or its Subsidiaries;

          (iv) trade debt incurred in the ordinary course of business and on normal and customary trade terms;

          (v) Debt arising out of the issuance of letters of credit issued by Bank or with the consent of Bank, in support of Borrower or its Subsidiaries;

          (vi) notes payable for a term not in excess of five (5) years, issued in connection with the purchase of shares of stock of the Borrower owned by shareholders or in connection with the payment of benefits due to Persons who leave the employment of the Borrower; provided however, that the issuance of such notes by the Borrower shall not otherwise create an Event of Default hereunder or an event which, with the passage of time or the giving of notice, would constitute an Event of Default hereunder;

          (vii) Debt incurred by the Borrower to its Subsidiaries or incurred by Subsidiaries to the Borrower; and

          (viii) Debt secured by the cash surrender value of life insurance policies owned by the Borrower, whether or not such debt is recognized on the Borrower's financial statements, providing that the proceeds of such Debt are either used solely for the purpose of making scheduled premium payments currently due on such policies or making investments in liquid marketable securities.

     (b)  NET WORTH RATIO. Permit its Net Worth Ratio (after taking into account
          ---------------
all Restricted Cash) to be greater than the ratio of 2.5:1.0 at all times or permit its net worth to be greater than the ratio of 2.25:1.0 after excluding the accrued liability, "Accrued Bonuses," from "outstanding Indebtedness," as defined in Section 6.01.

     (c)  CONSOLIDATED TANGIBLE NET WORTH. Permit its Consolidated Tangible Net
          -------------------------------
Worth to be less than Forty Million Dollars ($40,000,000) at all times.

     (d)  WORKING CAPITAL & CURRENT RATIO. Permit its Net Working Capital to be
          -------------------------------
less than Seventeen Million Dollars ($17,000,000)or permit its ratio of Current Assets to Current Liabilities to be less than 1.20 to 1.0, both on a consolidated basis.

     (e)  NET INCOME. Permit its Consolidated Net Income in any fiscal year
          ----------
to be less than Two Million Dollars ($2,000,000).

     (f)  SALES OF ASSETS. Permit any Subsidiary to sell, lease, abandon or
          ---------------
otherwise dispose of, directly or indirectly, a material amount of the assets of the Borrower or the Borrower and its Subsidiaries, taken as a whole, except for sales, leases or transfers to the Borrower or any wholly-owned Subsidiary.

     (g)  CONSOLIDATION, MERGER. Permit any Subsidiary to, consolidate with or
          ---------------------
merge into any other corporation or entity, except (i) any Subsidiary may consolidate with or merge into the Borrower or a wholly-owned Subsidiary; and
(ii) any Subsidiary the value of whose assets are not material may consolidate or merge with any other entity provided that the terms of such consolidation or merger are negotiated at arm's length and constitute fair value under the circumstances.

     (h)  COVERAGE. Permit its Consolidated Pre interest expense and pre-tax
          --------
income during any consecutive twelve (12) month period (computed on a quarterly basis) to be less than the sum of two hundred percent (200%) of consolidated current maturities of long term debt, and consolidated interest expense for the preceding twelve month period. (This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three immediately preceding quarters.)

     (i)  GUARANTIES. Permit any Subsidiary to, guarantee, endorse or otherwise
          ----------
become or be contingently liable upon any Indebtedness or obligations of any person, firm or corporation (other than Indebtedness or obligations of the Borrower or any Subsidiary permitted under this Agreement), in excess of $250,000 on an unsecured basis and $500,000 on a secured basis, at any time in the aggregate, except in the ordinary course of business as may be necessary to support its Subsidiaries.

     (j)  LIENS, ETC. And will not permit any Subsidiary to create or suffer
          ----------
to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its accounts receivable and properties, whether now owned or hereafter acquired, except:

          (i) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith;

          (ii) liens of carriers, warehousemen, mechanics, materialmen, landlords and other liens imposed by law, incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

          (iii) liens securing Debt permitted under Section 4.02(a) and 4.02(i); and

          (iv) other liens or encumbrances which in the aggregate are immaterial to the Borrower and its Subsidiaries on a consolidated basis and are incurred in the ordinary course of the Borrower's business.


     (k)  INVESTMENT AND ADVANCES. Permit any Subsidiary (i) to advance, lend or
          -----------------------
contribute funds to any Person (other than Borrower or any Subsidiary), whether by way of loan, stock purchase, capital contribution or otherwise, or (ii) to acquire by purchase of stock or by purchase of assets, in exchange for cash or shares of capital stock or other securities of the Borrower, any Subsidiary or any other Person, all or substantially all of any division or portion of the assets and business of any other Person (other than the Borrower or any Subsidiary or Strategic Compensation Associates); (iii) provided, however, that the Borrower may lend funds (excluding payments to employees against future bonuses) to employees for the sole purpose of purchasing shares of common stock of the Borrower and the Borrower may loan or provide guarantees up to but not in excess of at any one time One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate to employees of the Borrower for other purposes.

     (1)  ERISA COMPLIANCE. And with respect to any employee benefit plan
          ----------------
maintained by it or any Subsidiary, permit:

          (i)    any "prohibited transaction" as such term is defined in
Section 4975 of the Code;

          (ii)   any "accumulated funding deficiency" as such term is defined in
Section 412(a) of the Code;

          (iii) the voluntary or involuntary termination of any such Plan under circumstances that could result in material liability of the Borrower; or

          (iv) the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA or Section 412(a) of the Code.

     (m)  Other Business Activities. Engage in any business activities
          -------------------------- ---------------------------------
substantially different from the Borrower's present business.
------------------------------------------------------------



                                   ARTICLE V

                               EVENTS OF DEFAULT

     Section 5.01. EVENTS OF DEFAULT. The occurrence of any one of the following
                   --------- -------
events shall be an "Event of Default" hereunder:

     (a) The Borrower shall fail to pay any installment of principal of, or interest on, the Notes when due; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any of the terms, covenants or agreements contained in Article IV of this Agreement; or

     (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any other section of this Agreement and any such failure shall remain unremedied for thirty (30) days thereafter; or

     (e)  The Borrower or any of its Subsidiaries shall:

          (i) fail to pay any material Debt (excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

          (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument relating to any such material Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (f) The Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and any such proceeding instituted against the Borrower or such Subsidiary shall not have been dismissed after sixty (60) days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) A judgment or order for the payment of money in an amount in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied or unstayed, and in effect for a period of thirty (30) consecutive days; or

     (h) The institution of a voluntary or involuntary termination of any employee benefit plan maintained by the Borrower or any Subsidiary pursuant to Title IV of ERISA if, as of the date thereof, the amount of unfunded "benefit liabilities" is (after giving effect to the tax consequences thereof), in the good faith judgment of the Bank, material.

     (i) A material adverse change occurs in the Borrower's financial condition, properties, or ability to repay the Revolving Loan.

     Section 5.02. UPON AN EVENT OF DEFAULT. If any Event of Default shall have
                   ------------------------
occurred and be continuing, then:

     (a) if the Event of Default is described in Section 5.01(f), the Commitment shall forthwith terminate and the Notes, all interest thereon, and all other amounts payable under this Agreement shall become forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, and

     (b) if the Event of Default is described in any Section other than Section 5.01(f), the Bank, may by notice to the Borrower, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, or (ii) declare the
                                                             --
Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;



                                  ARTICLE VI

                              CERTAIN DEFINITIONS

     Section 6.01 CERTAIN DEFINITIONS. As used herein, and unless otherwise
                  -------------------
defined herein, the following terms have the following respective meanings:

     "Business Day". Unless otherwise provided in this Agreement, a business day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a Business Day will be due on the next Business Day. All payments received on a day which is not a business day will be applied to the credit on the next business day.

     "Commitment" shall mean the amount of $5,000,000 which the Borrower is,
     ------------
at any time permitted to borrow in accordance with Section 1.01 and Section
1.02.

     "Consolidated Gross Expenses" means the annual total of all costs and
     -----------------------------
expenses of the Borrower and each Subsidiary determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(f) as such principles may be modified from time to time.

     "Consolidated Gross Revenues" means the annual total of all items of income
     -----------------------------
and revenues of the Borrower and each Subsidiary, determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(f) as such principles may be modified from time to time.

     "Consolidated Net Income" means Consolidated Gross Revenues less
     -------------------------
Consolidated Gross Expenses (adding or subtracting, as appropriate extraordinary income or expenses) and less all taxes.

     "Consolidated Tangible Net Worth" means the total of all assets of the
     ---------------------------------
Borrower and its Subsidiaries, determined on a consolidated basis, less the sum of (i) all liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis, except for such amounts which are specifically subordinated to the Bank in a form satisfactory to the Bank and (ii) the amount, if any, of intangible assets such as goodwill, trademarks, trademark rights, trade name rights, copyrights, patents, patent rights and licenses, unamortized debt discounts and expenses which appear on the asset side of the consolidated balance sheet of the Borrower and its Subsidiaries, and (iii) all amounts due from officers, directors, or shareholders of the Borrower where the Borrower retains no rights of offset against other indebtedness.

     "Current Assets" and "Current Liabilities", means those assets and
     ----------------     ---------------------
liabilities which are so classified by the Borrower's certified public accountant in accordance with generally accepted accounting principles, except that deferred taxes shall be excluded from Current Liabilities for purpose of this calculation.

     "Debt" means:
     ------

          (i) Indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade debt to vendors and suppliers in the ordinary course of business and not more than ninety (90) days overdue) in respect of which such corporation is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such corporation otherwise assures a creditor against loss;

          (ii) obligations of such corporation under leases which shall have been or should be, in accordance with generally accepted accounting principles, included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined.

          (iii) unfunded benefit liabilities under each employee benefit plan maintained for employees of such corporation and covered by Title IV or ERISA.

     "Indebtedness" of any Person, means all items of indebtedness which, in
     --------------
accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined.

     "LIBOR Rate" means for each Advance under the LIBOR-Rate Option, the rate
     ------------
per annum determined by the Bank by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (x) the rate of interest (which shall be the same for each day of such LIBOR-Rate Advance) determined in good faith by the Bank by reference to the Wall street Journal or otherwise (which determination shall be presumed correct absent obvious error) to be the average of the rates per annum for deposits in U.S. Dollars offered to banks in the London Interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Advance for delivery on the first day of such Advance by (y) a number equal to 1.00 minus the LIBOR-Rate Reserve Percentage.

     The "LIBOR-Rate Reserve Percentage" for any date is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Bank (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, with limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System but only to the extent actually incurred by the Bank, the Bank's determination thereof to be presumed correct in the absence of obvious error. The LIBOR-Rate shall be adjusted automatically as of the effective date of each change in the LIBOR-Rate Reserve Percentage.

     Advances bearing interest under the LIBOR-Rate Option shall be referred to as "LIBOR-Rate Advances".

     "London Business Day" means a Business Day which is also a day for dealing
     ---------------------
in deposits of U.S. dollars by and among banks in the London Interbank Market.

     "Long Term Debt" means any Debt which does not finally mature within twelve
     ----------------
(12) months.

     "Material" means, in reference to payments or liabilities, an amount equal
     ----------
to or exceeding five percent (5%) of Consolidated Tangible Net Worth; in reference to other matters a condition or event which creates a change or which with the giving of notice or lapse of time, or both, would create a change in the financial condition of the Borrower and its Subsidiaries in this amount.

     "Month" with respect to a LIBOR-Rate Interest Period has the following
     -------
meaning unless a calendar month is specified or the context otherwise clearly requires:

          (i) if the first day of such LIBOR-Rate Interest Period is the last day of a calendar month, a "month" is the interval between the last days of consecutive calendar months;

          (ii) otherwise, a "month" is the interval between the days in consecutive calendar months numerically corresponding to the first day of such LIBOR-Rate Interest Period or, if there is no such numerically corresponding day in a particular calendar month, then the last day of such calendar month.

     "Net Working Capital" means the excess of Current Assets over Current
     ---------------------
Liabilities of the Borrower and its Subsidiaries (after taking into account all Restricted Cash).

     "Net Worth Ratio" means the ratio of (i) outstanding Indebtedness of the
     -----------------
Borrower and its Subsidiaries including outstanding standby letters of credit less outstanding borrowings which are secured by said letters of credit on a consolidated basis, less subordinated debt, to (ii) Consolidated Tangible Net Worth plus subordinated debt and shall be expressed as a ratio, so that, for example, if the amount of such Indebtedness is twice the amount of Consolidated Tangible Net Worth, then the Net Worth Ratio is 2 to 1.

     "Person" means any natural person, corporation, firm, association,
     --------
government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

     "Restricted Cash" means all cash of the Borrower or any Subsidiary which is
     -----------------
not available for the payment of principal or interest hereunder.

     "Subsidiary" means as to any parent corporation, any other corporation
     ------------
of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such parent corporation and/or one or more of its Subsidiaries and also means any partnership in which such parent corporation has directly or indirectly an interest sufficient to control the management or operations of the partnership.

     "Unused Commitment" means the Commitment amount minus the sum of the
     -------------------
aggregate amount of all Advances outstanding hereunder.



                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01 AMENDMENTS, ETC. No amendment or waiver of any provision of
                  ---------------
this Agreement or of the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 7.02 NOTICES, ETC. All notices and other communications provided
                  ------------
for hereunder shall be in writing (including telegraphic communication) and mailed, transmitted by facsimile transmission, telegraphed or delivered, if to the Borrower, at its address at 1800 Century Park East, Suite 900, Los Angeles, California 90067, Facsimile No. (310) 553-8640, Attention: Norman A. Glick, Vice President-Finance; if to the Bank, at its address at 601 West Fifth Street, Los Angeles, California 90071, Facsimile No. (213) 622-8975, Attention: Commercial Loan Department (or any successor office) or to such other address as either party may designate to the other in writing. All such notices and communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article I shall not be effective until received by the Bank.

     Section 7.03. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on
                   -------------------------
demand all reasonable costs and expenses in connection with the preparation, execution and delivery and administration of this Agreement, the Notes and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank, with respect thereto, and with respect to advising the Bank as to its rights and responsibilities under this Agreement and all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the other documents to be delivered hereunder.

     The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes or charges on any payments made by the Borrower, the Borrower will pay the taxes or charges. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

     Section 7.04. ACCOUNTING TERMS. All accounting terms not specifically
                   ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(f) hereof, as such principles may be modified from time to time, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     Section 7.05. SURVIVAL. The representations and warranties of Borrower
                   --------
contained herein shall survive the making of the Revolving Loan and shall remain effective until all indebtedness contemplated hereby shall have been paid by Borrower in full.

     Section 7.06. ONE AGREEMENT. This Agreement and any related security or
                   -------------
other agreements required by this Agreement, collectively:

     (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning the Revolving Loan; and

     (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this Revolving Loan; and

     (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

     In the event of any conflict between this Agreement and any other agreements required by this Agreement, including without limitation the inclusion of additional fees and additional defaults in the Application and Agreement for Stand-by Letters of Credit, this Agreement will prevail.

     Section 7.07. NO WAIVER. No failure to exercise, and no delay in exercising
                   ---------
any right, power or remedy hereunder or under any Note or under any other document delivered pursuant hereto shall impair any right, power or remedy which any Bank or the Borrower may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or under any Note or under any other document delivered pursuant hereto, nor shall any waiver of any breach or default of the Borrower or any Bank or the Bank hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which any Bank or the Bank or the Borrower would otherwise have.

     Section 7.08. SEVERABILITY OF PROVISIONS. In case any one or more of the
                   --------------------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 7.09. PARTICIPATIONS. The Bank shall have the right at any time to
                   --------------
sell, assign, transfer, negotiate or grant participations to other banks in all or part of the Commitment, the Loans or the obligations of Borrower outstanding under this Agreement or the Notes, and any other documents in connection with this Agreement; provided that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws. The Bank agrees to give notice to Borrower of the identity of any such buyer, assignee, transferee or participant prior to consummation of the applicable transaction. The Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of the

Borrower to the participant; provided that the Borrower may rely upon any waiver, consent, amendment or other written advice obtained from Bank pursuant to Section 7.02 hereof. Each buyer, assignee, transferee and participant shall be entitled to all of the rights of the Bank hereunder and may exercise any and all rights of set-off and banker's lien as fully as though the borrower were directly indebted to such buyer, assignee, transferee and participant in the amount of the consideration for such sale, assignment, transfer or participation, plus any accrued but unpaid interest or fees. In connection with any participation under this Section 7.09, Bank may disclose any and all information concerning the Borrower and its Subsidiaries in its possession to the participant and the Borrower hereby consents to such disclosure. Bank agrees to inform such participant that all such information is confidential.

     Section 7.10. COUNTERPARTS.  This Agreement may be executed by the parties
                   ------------
hereto individually, or in any combination of the parties hereto, in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.11. SET-OFFS.  Bank is hereby authorized at any time and from
                   --------
time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by the Bank irrespective of whether the Bank shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. The

Bank hereunder agrees promptly to notify the Borrower after each set-off and application made by the Bank, as the case may be, provided that the failure to give such notice shall not affect validity of such set-off and application. The rights of the Bank under this Section 7.11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have, and in the exercise of such rights, the Borrower agrees that Bank shall assume no liability to the Borrower, and Subsidiary or any other party for special, indirect or consequential damages which may arise as a result of a set-off.

     Section 7.12. BINDING EFFECT; GOVERNING LAW. This Agreement shall be
                   -----------------------------
binding upon and inure to the benefit of the borrower, the Bank and their respective successors and assigns when it shall have been executed by the Borrower and the Bank. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     7.13. ARBITRATION.
           -----------

     (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

            (i) This Agreement (including any renewals, extensions or modifications of this Agreement;

            (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

            (iii) Any violation of this Agreement; or

          (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims from injury to persons, property or business interests (torts).

     (b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

     (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

     (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

     (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

     (f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

     (g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

          (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

          (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

          (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

          (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

     (h) This provision does not limit the right of the Borrower or the Bank to:

          (i)   exercise self-help remedies such as setoff;

          (ii) foreclose against or sell any real or personal property collateral; or

          (iii) act in a court of law, before, during or after the arbitration proceeding to obtain;

                (A)  an interim remedy; and/or

                (B)  additional or supplementary remedies.

     (i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, do not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

     (j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



          KORN/FERRY INTERNATIONAL
          A California Corporation

          BY: /s/ Norman A. Glick
             -----------------------------
          TITLE: V.P. FINANCE
                --------------------------


          1ST BUSINESS BANK

          BY: /s/ Robert Kummer, Jr.
             -----------------------------
          TITLE: CHAIRMAN & CEO
                --------------------------

          BY: /s/ Kim Defenderfer
             -----------------------------
          TITLE: VICE PRESIDENT
                 OR SENIOR VICE PRESIDENT
                --------------------------

                                   TERM NOTE
                                   ---------

$2,000,000                                        Los Angeles, California
                                                  January 31, 1997

FOR VALUE RECEIVED, KORN-FERRY INTERNATIONAL, a California corporation (the "Borrower"), promises to pay to the order of MELLON BANK, a Pennsylvania banking corporation (the "Bank") the principal sum of TWO MILLION DOLLARS ($2,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to the Revolving Credit and Term Loan Agreement by and between the Borrower and the Bank dated as of January 31, 1997 as shown on the records of the Bank or on the schedule attached hereto (and any continuation thereof), payable on the Maturity Date, as defined in the Revolving Credit and Term Loan Agreement; plus interest as calculated below.

Interest shall be payable from the date hereof on the unpaid principal balance outstanding hereunder at any time quarterly, on the last Business Day of each fiscal quarter, commencing on April 30, 1998 and continuing until the Maturity
Date:

(a) at either a fluctuating rate equal at all times to and including the date of maturity, one half percent (1/2%) lower than the rate which the Bank publicly announces from time to time at its Los Angeles Main Office (defined below) as its "Reference Rate"; or

(b) a fixed rate of interest equal to the London Interbank Offered Rate (LIBOR) of the same origination and maturity dates plus one and one half percent (1 1/2%). Fixed rate advances must be made with forty eight (48) hours advance notice and in minimum increments of five hundred thousand dollars ($500,000). Such advances will be subject to a prepayment penalty equal to the amount of interest which would have accrued had the advance been outstanding for the full maturity; or

(c) Borrower shall have a one time option at the Conversion Date, to fix the rate of interest for the remaining term of the Loan. Said fixed rate shall be equal to the U.S. Treasury Note Yield (as quoted in the Wall Street Journal), for U.S. Treasury Notes with a maturity equivalent to the Maturity date of the loan, plus 1.75%. Such advances will be subject to a prepayment penalty equal to the amount of interest which would have accrued had the advance been outstanding for the full maturity.

(d) after maturity, whether by acceleration or otherwise, both before as well as after judgment, the Reference Rate plus two percent (2%).

Any change in the interest rate resulting from a change in the Reference Rate shall be effective on and as of the date of such change.

Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Principal shall be due hereunder in equal quarterly installments, with the first such installment due on the last Business Day of the first fiscal quarter following the Conversion Date, with subsequent installments due on the last Business Day of each fiscal quarter thereafter, and the last installment due on or before November 30, 2002, at which time all outstanding principal an accrued interest shall be due and payable.

Both principal and interest are payable in lawful money of the United States of America, without deduction or offset, to the Bank at 601 West Fifth Street, Los Angeles, California 90071 (Los Angeles Main Office), in immediately available funds.

The failure of the Bank to exercise its rights to make demand at any one time will not constitute a waiver of such right at any subsequent time. Acceptance by the Bank of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise such option at that time or any subsequent time or nullify any prior exercise of such option, except as and to the extent otherwise provided by law and any such payment may be applied to any indebtedness owed to the Bank in any order the Bank chooses.

If this Note is not paid when due, whether on demand or at the date set forth herein, the Borrower promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and all expenses incurred in connection with the protection of realization of any collateral securing the payment hereof, or enforcement of any guarantee or security therefore, incurred by the Bank or any holder hereof on account of such collection, whether or not suit is actually filed thereof.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

This Note is one of the Notes referred to in, and is subject to and governed by, the Revolving Credit and Term Loan Agreement. Reference is made thereto for the definitions, terms, conditions and provisions governing this Note, including the conditions under which the amounts owing hereunder may be accelerating.

This Note may be prepaid only in accordance with the terms of the Revolving Credit and Term Loan Agreement.

This Note is made under and governed by the laws of the State of California.




KORN-FERRY INTERNATIONAL


By: /s/ Norman A. Glick
    ---------------------------

By: ___________________________

                                   TERM NOTE
                                   ---------

$3,000,000                                             Los Angeles, California
                                                       January 31, 1997

FOR VALUE RECEIVED, KORN-FERRY INTERNATIONAL, a California corporation (the "Borrower"), promises to pay to the order of 1ST BUSINESS BANK, a California banking corporation (the "Bank") the principal sum of THREE MILLION DOLLARS ($3,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to the Revolving Credit and Term Loan Agreement by and between the Borrower and the Bank dated as of January 31, 1997 as shown on the records of the Bank or on the schedule attached hereto (and any continuation thereof), payable on the Maturity Date, as defined in the Revolving Credit and Term Loan Agreement; plus interest as calculated below.

Interest shall be payable from the date hereof on the unpaid principal balance outstanding hereunder at any time quarterly, on the last Business Day of each fiscal quarter, commencing on April 30, 1998 and continuing until the Maturity Date at either:

(a) a fluctuating rate equal at all times to and including the date of maturity, one half percent (1/2%) lower than the rate which the Bank publicly announces from time to time at its Los Angeles Main Office (defined below) as its "Reference Rate"; or

(b) a fixed rate of interest equal to the London Interbank Offered Rate (LIBOR) of the same origination and maturity dates plus one and one half percent
(1 1/2%). Fixed rate advances must be made with forty eight (48) hours advance notice and in minimum increments of five hundred thousand dollars($500,000). Such advances will be subject to a prepayment penalty equal to the amount of interest which would have accrued had the advance been outstanding for the full maturity; or

(c) Borrower shall have a one time option at the Conversion Date, to fix the rate of interest for the remaining term of the Loan. Said fixed rate shall be equal to the U.S. Treasury Note Yield (as quoted in the Wall Street Journal), for U.S. Treasury Notes with a maturity equivalent to the Maturity date of the loan, plus 1.75%. Such advances will be subject to a prepayment penalty equal to the amount of interest which would have accrued had the advance been outstanding for the full maturity.

(d) after maturity, whether by acceleration or otherwise, both before as well as after judgment, the Reference Rate plus two percent(2%).

Any change in the interest rate resulting from a change in the Reference Rate shall be effective on and as of the date of such change.

Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Principal shall be due hereunder in equal quarterly installments, with the first such installment due on the last Business Day of the first fiscal quarter following the Conversion Date, with subsequent installments due on the last Business Day of each fiscal quarter thereafter, and the last installment due on or before November 30, 2002, at which time all outstanding principal an accrued interest shall be due and payable.

Both principal and interest are payable in lawful money of the United States of America, without deduction or offset, to the Bank at 601 West Fifth Street, Los Angeles, California 90071 (Los Angeles Main Office), in immediately available funds.

The failure of the Bank to exercise its rights to make demand at any one time will not constitute a waiver of such right at any subsequent time. Acceptance by the Bank of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise such option at that time or any subsequent time or nullify any prior exercise of such option, except as and to the extent otherwise provided by law and any such payment may be applied to any indebtedness owed to the Bank in any order the Bank chooses.

If this Note is not paid when due, whether on demand or at the date set forth herein, the Borrower promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and all expenses incurred in connection with the protection of realization of any collateral securing the payment hereof, or enforcement of any guarantee or security therefore, incurred by the Bank or any holder hereof on account of such collection, whether or not suit is actually filed thereof.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

This Note is one of the Notes referred to in, and is subject to and governed by, the Revolving Credit and Term Loan Agreement. Reference is made thereto for the definitions, terms, conditions and provisions governing this Note, including the conditions under which the amounts owing hereunder may be accelerating.

This Note may be prepaid only in accordance with the terms of the Revolving Credit and Term Loan Agreement.

This Note is made under and governed by the laws of the State of California.

KORN-FERRY INTERNATIONAL

By:/s/ Norman A. Glick
   ---------------------------

By:___________________________

                                   EXHIBIT C
                                January 31, 1997

                     KORN/FERRY INTERNATIONAL SUBSIDIARIES



Parent Company
Korn/Ferry International, (California Corporation)

SUBSIDIARIES                                           PERCENT-OWNED*

ARGENTINA
Korn/Ferry International S.A                                100%

AUSTRALIA
Korn/Ferry International Pty. Limited*                      100%

AUSTRIA (Branch of London)
Korn/Ferry Carre Orban International, Ltd.
Niederlassung Osterreich                                    100%

BRAZIL
Korn/Ferry International S/C Ltda.                          100%

CANADA
Korn/Ferry International Limited                     100% (INACTIVE)

CHILE
Korn/Ferry International S.A.                               100%

CHINA
Korn/Ferry International (China) Limited                    100%

CZECH REPUBLIC
Korn/Ferry Carre/Orban International spol.s.r.o.            100%

DENMARK
Korn/Ferry International A/S***                      100% (INACTIVE)

FRANCE
Korn/Ferry International & Cie, S.N.C.**                    100%
Korn/Ferry International, S.N.C.** Brussels (Branch)
Korn/Ferry International, S.N.C.** Amsterdam (Branch)

K/FI
REVISED January 31, 1997
PAGE 2

GERMANY
Korn/Ferry International, GmbH,                             100%

GREECE
Korn/Ferry International S.A.                               100%

HONG KONG
Korn/Ferry International (H.K.) Limited                     100%

HUNGARY
Korn/Ferry International Budapest
 Individual Consulting & Services Ltd.
 (Short Form Name: K/F Ltd.)                                100%

ITALY
Korn/Ferry Carre/Orban International S.R.L.                 100%

JAPAN
Nihon Korn/Ferry International                              100%

NETHERLANDS
K/FI Holdings BV (Netherlands)                         100% (INACTIVE)
Korn/Ferry Carre/Orban International B.V.                   100%

NEW ZEALAND
Korn/Ferry International (New Zealand) Ltd.                 100%

NORWAY
Korn/Ferry Carre/Orban International A/S                    100%

POLAND
Korn/Ferry Carre/Orban International Sp.zo.o                100%

PUERTO RICO
Korn/Ferry Caribbean, Inc.***                               100%

ROMANIA
Korn/Ferry International srl.                               100%

K/FI
REVISED January 31, 1997
PAGE 3

SINGAPORE
Korn/Ferry International Pte. Ltd.                           100%

SLOVAKIA
New Europe Consulting Group, spol. s.r.o.                    100%

SPAIN
Korn/Ferry Espana, S.A.                                      100%

SWEDEN
Korn/Ferry Carre'/Orban International, A.B.                  100%

SWITZERLAND
Korn/Ferry (Switzerland) S.A. (Zurich)                       100%
Korn/Ferry International S.A. (Geneva)                       100%
John Stork International (Geneva)                        100% (INACTIVE)
K/F Associates AG                                            100%

UNITED KINGDOM
Korn/Ferry International, Limited                            100%
John Stork International Group Limited                       100%
John Stork International Limited                             100%
Pintab Associates Limited                                    100%

UNITED STATES
Korn/Ferry International                                     100%
Strategic Compensation Group, Inc.                           100%
Avery & Associates, Inc.                                 100% (INACTIVE)
Continental American Management Co.                      100% (INACTIVE)
John Stork International Group Limited                   100% (INACTIVE)
Korn/Ferry Carre'/Orban Worldwide, Inc                       100%
Korn/Ferry S.A.                                          100% (INACTIVE)

K/FI
REVISED January 31, 1997
PAGE 4

VENEZUELA
Korn/Ferry International Consultores
     Asociados, C.A.                                   100%
Korn/Ferry International Consultores
     Asociados, C.A. Bogota (Branch)

*    Includes Directors' qualifying shares
**   In process of being converted to a full
       subsidiary of Korn/Ferry International
***  In the process of liquidation.

KORN/FERRY INTERNATIONAL                                              EXHIBIT D
                                                                      1/31/97

                                                                                    Notes
Description                                                                        Payable
----------------------------------------------------------------------------    ----------------
Section 4.02 (a)(i)
-------------------

Bank Lines of Credit - United States
  First Business Bank/Bank of America                                                 $500,000

Loans against Cash Surrender Value of Life Insurance -
  Loans against cash surrender values of life insurance policies are not considered indebtedness of the Company for purposes of this loan agreement. These amounts are considered to be a reduction of the related
  assets as recorded in the financial statements of the Company.                       -
                                                                                ----------------
                                                                                      $500,000
                                                                                ================
Section 4.02 (a)(vi)
--------------------

Indebtedness incurred incident to repurchase of the Company's capital stock and to payment of benefits to former employees. Loans are payable in installments over a five year period and are subordinated to bank debt.

  Nancy Albert                                                                         $38,000
  1972 Childrens Trust - Richard Ferry                                                $470,000
  California Community Foundation                                                     $151,000
  California Community Foundation & Richard Ferry Trustee                             $990,000
  Ken Clark                                                                           $228,000
  Mel Connet                                                                           $56,000
  Deborah Cornwall                                                                    $313,000
  Joe Defregger                                                                        $88,000
  Heinrich Eichenberger                                                               $163,000
  Richard Ferry                                                                     $1,096,000
  Peter Gasperini                                                                      $18,000
  Wilmot Gravenslund                                                                  $145,000
  Richard Hardison                                                                    $192,000
  John Harlow                                                                          $76,000
  James Herget                                                                         $26,000
  Bill Inglis                                                                          $28,000
  Harold Johnson                                                                       $10,000
  Peter Kelly                                                                          $64,000
  Arnold Kuypers                                                                       $26,000
  Irene Latino                                                                         $26,000
  Robert Lepage                                                                       $132,000
  Bernhard Mahlo                                                                       $66,000
  Joseph McMahon                                                                       $19,000
  Martin Nass                                                                           $6,000
  Howard Nitschke                                                                      $63,000
  Win Priem                                                                            $19,000
  Paul Putney                                                                          $48,000
  Robert Rollo                                                                         $88,000
  Buzz Schulte                                                                          $5,000
  Gary Silverman                                                                       $41,000
  John Sullivan                                                                        $26,000
  William Tholke                                                                       $78,000
  Jean-Marie Van Den Borre                                                            $101,000
  Laurence Vienot                                                                     $178,000
  Daniel Wilbrez                                                                       $27,000
  Matthew Wright                                                                        $3,000
                                                                                ----------------
                                                                                    $5,104,000
                                                                                ================